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                         EXHIBIT INDEX


Exhibit No.    Description                        Page
-----------    ------------                       ------

A-1            Articles of Organization as amended     Incorporated by
               through June 27 1997, and By-laws of    Reference
               NEP, as amended December 12, 1997

A-2 Agreement and Declaration of Trust Incorporated by dated January 2, 1926, as amended Reference through April 23, 1992, incorporated herein by reference to Exhibit 3 to the 1997 Form 10-K filed on March 31, 1998.

*F             Opinion of Counsel                 To be filed
                                                  by amendment

 H             Proposed Form of Notice            Filed herewith



                       Financial Statements
                       --------------------

1-A            Balance Sheets of NEES (Parent     Filed herewith
               Company only) and NEP at June 30,
               1998, Actual and *Pro Forma

1-B            Statements of Income and Retained  Filed herewith
               Earnings for NEES (Parent Company
               only) and NEP for twelve months ended
               June 30, 1998, Actual and *Pro Forma

2-A Consolidated Balance Sheet of NEES Filed herewith at June 30, 1998, Actual and *Pro Forma

2-B            Statement of Consolidated Income for    Filed herewith
               NEES for twelve months ended
               June 30, 1998, Actual and *Pro Forma

27 Financial Data Schedules for NEES Filed herewith and NEP


*To be filed by amendment. Pro Formas reflecting the sale of the nonnuclear generation assets are not yet available.